                                                                Exhibit 99.12


                               ULTRATECH STEPPER, INC.
                                STOCK OPTION AGREEMENT

                                     WITNESSETH:


RECITALS

          A. The Corporation's Board of Directors (the "Board") has adopted the Corporation's 1998 Supplemental Stock Option/Stock Issuance Plan (the "Plan") for the purpose of attracting and retaining the services of employees who are not officers of the Corporation, employees with the title of Vice President, General Manager, or members of the Board.

          B. Optionee is an individual who is to render valuable services to the Corporation or one or more parent or subsidiary corporations, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of a stock option to Optionee.

          NOW, THEREFORE, it is hereby agreed as follows:

          1. GRANT OF OPTION. Subject to and upon the terms and conditions set forth in this Agreement, the Corporation hereby grants to Optionee, as of the grant date (the "Date of Grant") specified in the accompanying Notice of Grant of Stock Option (the "Grant Notice"), a stock option to purchase up to that number of shares of the Corporation's Common Stock (the "Option Shares") as is specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term at the option price per share (the "Option Price") specified in the Grant Notice.

          2. OPTION TERM. This option shall expire at the close of business on the expiration date (the "Expiration Date") specified in the Grant Notice, unless sooner terminated in accordance with Paragraph 5 or 6.

          3. LIMITED TRANSFERABILITY. This option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in this option pursuant to the assignment. Should the Optionee while holding this option, then this option shall be transferred in accordance with the Optionee's will or the laws of descent and distribution.

          4. DATES OF EXERCISE. This option shall become exercisable for the Option Shares in accordance with the installment exercise schedule specified in the Grant Notice. As the option becomes exercisable for one or more installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or Paragraph 6 of this Agreement. In no event shall this option become exercisable for any additional Option Shares following Optionee's cessation of Service.

          5. CESSATION OF SERVICE. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date in accordance with the following provisions:

                (i) This option shall immediately terminate and cease to be outstanding for any Option Shares for which this option is not exercisable at the time of Optionee's cessation of Service.

                (ii) Should Optionee cease Service for any reason other than death or permanent disability while holding this option, then Optionee shall have a three (3)-month period measured from the date of such cessation of Service in which to exercise this option for any or all of the Option Shares for which this option is exercisable at the time of such cessation of Service. In no event, however, may this option be exercised at any time after the specified Expiration Date of the option term. Upon the expiration of such three (3)-month period or (if earlier) upon the specified Expiration Date of the option term, this option shall terminate and cease to be outstanding.

                (iii)  Should Optionee die while in Service or within the three
     (3)-month period following his or her cessation of Service and hold this option at the time of his or her death, then the personal representative of Optionee's estate or the person or persons to whom this option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise the option for any or all of the Option Shares for which this option is exercisable at the time of Optionee's cessation of Service, less any Option Shares subsequently purchased by Optionee prior to death. Such right shall lapse, and this option shall terminate and cease to remain outstanding, upon the EARLIER of (A) the expiration of the twelve (12)-month period measured from the date of Optionee's death or (B) the Expiration Date.

                (iv) Should Optionee become permanently disabled while holding this option and cease Service by reason of such disability, then Optionee shall have a twelve (12) month period commencing with the date of such cessation of Service in which to exercise this option for any or all of the Option Shares for which this option is exercisable at the time of such cessation of Service. In no event, however, may this option be exercised at any time after the specified Expiration Date of the option term. Upon the expiration of such limited period of exercisability or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

                (v) Should (A) Optionee's Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (B) Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or any parent or subsidiary, then in any such event this option shall terminate immediately and cease to be outstanding.

                (vi) During the limited period of post-Service exercisability applicable pursuant to subparagraphs (ii) through (iv) above, this option may not be exercised in the aggregate for more than the number of Option Shares (if any) for which this option is, at the time of the Optionee's cessation of Service, exercisable in accordance with either the normal exercise provisions specified in the Grant Notice or the special acceleration provisions of Paragraph 6 of this Agreement.

                (vii) For purposes of this Agreement, the following definitional provisions shall be in effect:

                    A. Optionee shall be deemed to remain in SERVICE for so long as such individual renders services on a periodic basis to the Corporation (or any parent or subsidiary) in the capacity of an Employee or an independent consultant or advisor.

                    B. Optionee shall be considered to be an EMPLOYEE for so long as such individual remains in the employ of the Corporation or any parent or subsidiary, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

                    C. Optionee shall be deemed to be PERMANENTLY DISABLED and to have incurred a PERMANENT DISABILITY if Optionee is unable to engage in any substantial gainful activity by reason of any medically-determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

                    D. A corporation shall be considered to be a SUBSIDIARY of the Corporation if it is a member of an unbroken chain of corporations beginning with the Corporation, provided each such corporation in the chain (other than the last corporation) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                    E. A corporation shall be considered to be a PARENT of the Corporation if it is a member of an unbroken chain ending with the Corporation, provided each such corporation in the chain (other than the Corporation) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            6.      CORPORATE TRANSACTION.

            A. In the event of any of the following stockholder-approved transactions to which the Corporation is a party (a "Corporate Transaction"):

                (i) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

                (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

                (iii) any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger, this option, to the extent outstanding at such time but not otherwise fully exercisable, shall automatically accelerate so that such option shall, immediately prior to the specified effective date for the Corporate Transaction, become exercisable for all the Option Shares at the time subject to such option and may be exercised for all or any portion of such shares as fully-vested shares. No such acceleration of this option, however, shall occur if and to the extent: (i) this option is, in connection with the Corporate Transaction, to be assumed by the successor corporation or parent thereof or replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction on the Option Shares for which the option is not otherwise at that time exercisable (the excess of the Fair Market Value of those Option Shares over the aggregate Option Price payable for such shares) and provides for subsequent pay-out in accordance with the same vesting schedule in effect for the Option Shares pursuant to the option exercise schedule set forth in the Grant Notice. The determination of option comparability under clause (i) shall be made by the Plan Administrator, and such determination shall be final, binding and conclusive.

          B. This option, to the extent not previously exercised, shall terminate upon the consummation of such Corporate Transaction and cease to be outstanding, except to the extent expressly assumed by the successor corporation or parent thereof.

          C. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          7.    ADJUSTMENT IN OPTION SHARES.

          A. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class effected without the Corporation's receipt of consideration, the Plan Administrator shall make appropriate adjustments to (i) the number and/or class of securities subject to this option and (ii) the Option Price payable per share in order to prevent any dilution or enlargement of benefits hereunder. Such adjustments shall be final, binding and conclusive.

          B. If this option is to be assumed in connection with any Corporate Transaction under Paragraph 6 or is otherwise to continue outstanding, then this option shall, immediately after such Corporate Transaction, be appropriately adjusted to apply and pertain to the number and class of securities which would have been issued to Optionee in the consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the Option Price payable per share, PROVIDED the aggregate Option Price payable hereunder shall remain the same.

          8. PRIVILEGE OF STOCK OWNERSHIP. The holder of this option shall not have any of the rights of a stockholder with respect to the Option Shares until such individual shall have exercised the option, paid the Option Price for the purchased shares and become the holder of record of those shares.

          9.    MANNER OF EXERCISING OPTION.

          A. In order to exercise this option with respect to any or all of the Option Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

                (i) Deliver to the Corporate Secretary of the Corporation an executed notice of exercise in substantially the form of Exhibit I to this Agreement (the "Exercise Notice") in which there is specified the number of Option Shares to be purchased under the exercised option.

                (ii) Pay the aggregate Option Price for the purchased shares through one or more of the following alternatives:

                - full payment in cash or by check payable to the Corporation;

                - full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below); or

                - full payment effected through a broker-dealer sale and remittance procedure pursuant to which Optionee shall provide irrevocable instructions to (I) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for the purchased shares plus all applicable

     Federal, State and local income taxes and employment taxes required to be withheld in connection with such purchase and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

          B. For purposes of this Agreement, the Exercise Date shall be the date on which the executed Exercise Notice shall have been delivered to the Corporation. Except to the extent the sale and remittance procedure specified above is utilized in connection with the option exercise, payment of the Option Price for the purchased shares must accompany such Exercise Notice. For all valuation purposes under this Agreement, the Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no such reported price on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          C. As soon as practical after receipt of the Exercise Notice, the Corporation shall mail or deliver to or on behalf of Optionee (or any other person or persons exercising this option in accordance herewith) a certificate or certificates representing the purchased shares.

          D. In no event may this option be exercised for any fractional shares.

          10. GOVERNING LAW. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

          11. COMPLIANCE WITH LAWS AND REGULATIONS. The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Corporation's Common Stock may be listed at the time of such exercise and issuance.

          12. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraph 3 or 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs and legal representatives of Optionee and the successors and assigns of the Corporation.

          13. LIABILITY OF CORPORATION. The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation however, shall use its best efforts to obtain all such approvals.

          14. AT WILL EMPLOYMENT. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in the Service of the Corporation (or any parent or subsidiary employing or retaining Optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any such parent or subsidiary) or Optionee, which rights are hereby expressly reserved by each party, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.

          15. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation in care of the Corporate Secretary at the Corporation's principal offices at 3050 Zanker Road, San Jose, CA 95134. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified.

          16. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

          17. TAX WITHHOLDING. Optionee shall make appropriate arrangements with the Corporation or any parent or subsidiary employing Optionee for the satisfaction of all Federal, State and local income and employment withholding taxes applicable to such exercise.

          18. LEAVE OF ABSENCE. The following provisions shall apply upon the Optionee's commencement of an approved leave of absence:

                (i) The exercise schedule in effect under the Grant Notice shall be frozen as of the first day of the authorized leave, and this option shall not become exercisable for any additional installments of the Option Shares during the period Optionee remains on such leave.

                (ii) Should Optionee resume active Employee status within thirty (30) days after the start date of the authorized leave, then Optionee shall, for purposes of the exercise schedule set forth in the Grant Notice, receive Service credit for the entire period of such leave. If Optionee does not resume active Employee status within such thirty (30)-day period, then no Service credit shall be given for the period of such leave.

                (iii) In no event shall this option become exercisable for any additional Option Shares or otherwise continue to remain outstanding if Optionee does not resume Employee status prior to the Expiration Date of the option term.

                                      EXHIBIT I
                          NOTICE OF EXERCISE OF STOCK OPTION


          I hereby notify Ultratech Stepper, Inc. (the "Corporation") that I elect to purchase ______________ shares of the Corporation's Common Stock (the "Purchased Shares") at the option exercise price of $_____________ per share (the "Option Price") pursuant to that certain option (the "Option") granted to me under the Corporation's 1998 Supplemental Stock Option/Stock Issuance Plan on ______________________, 199 .

          Concurrently with the delivery of this Exercise Notice to the Corporate Secretary of the Corporation, I shall hereby pay to the Corporation the Option Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect the payment of the Option Price for the Purchased Shares.



_______________, 199__
Date


                                            _________________________________
                                                       Optionee

                                   Address: _________________________________

                                            _________________________________


Print name in exact manner
it is to appear on the
stock certificate:                          _________________________________

Address to which certificate
is to be sent, if different
from address above:                         _________________________________

                                            _________________________________

Social Security Number:                     _________________________________

Employee Number:                            _________________________________